 Exhibit 23.3

CONSENT OF BOILER & POWER PLANT SERVICES PTY LTD

We hereby consent to the references to our firm in this Registration Statement on Form F-1 (the “Registration Statement”). We hereby further consent to the use in the Registration Statement of information contained in our reports B&PPS C12153-01 Biomass Firing Study, Issue 2 dated 28 Oct 2020 and B&PPS C12156-02 Biomass Handling Plant Concept Study, Issue 3 dated 12 Oct 2020 relating to Redbank Power Station.

Signed for and on behalf of:
Boiler & Power Plant Services Pty Ltd

By:	/s/ Graham Lowry
Name:	Graham Lowry
Title:	Director & Principal Consulting Engineer
Dated:	September 10, 2021